News Announcement

IntegraMed® Q3 and Q4 Results Expected to
 Be Impacted by Vein Clinic Start-Up Costs
and Several Unanticipated Events
- IntegraMed to Host Conference Call/Webcast Tomorrow at 11:30 A.M. ET-

PURCHASE, NY — September 30, 2010 -- IntegraMed America, Inc. (NASDAQ: INMD), a leader in developing, marketing and managing specialty healthcare facilities in the fertility and vein care markets, today reviewed the expected financial impact of its planned opening of ten vein care clinics as well as some unplanned events on its Q3 and Q4 2010 results.  IntegraMed will host a conference call and webcast at 11:30 a.m. ET tomorrow, Friday, October 1st, to review these issues and answer investor questions.

Live Webcast/Replay: Dial-in Numbers:	http://www.integramed.com (Investor Relations web page) or at www.earnings.com and archived for 30 days. (866) 395-2657 or (706) 902-0717

Phone Replay:	(800) 642-1687 or (706) 645-9291; #15090213, through Oct. 8

IntegraMed expects Q3 revenues to grow approximately 12% over the prior year to $60 million and by approximately 8% to $59 million in Q4, reflecting growth in both the Vein Clinics division and the Attain Fertility Centers division.  This growth is being achieved despite several factors that were identified during Q3 2010 and which are discussed below.

As previously disclosed, IntegraMed has embarked on a strategy of accelerated growth in its Vein Clinics segment.  IntegraMed now expects modest delays in bringing some of the clinics to market, with nine of its previously announced ten new vein clinics scheduled to open during Q4 ’10 and one in Q1’ 11.  Four of the planned clinics will include advanced Interventional Radiology capabilities, which involve additional equipment, personnel and higher startup costs.  The Company has hired and is currently incurring the costs of approximately 50 professionals who are undergoing training in VCA’s operational and treatment methodologies prior to the clinic openings.  Start up costs associated with the Vein Clinic openings total approximately $3.6 million and will be spread equally across Q3 and Q4 2010 and Q1 2011.

In addition, several unanticipated, short-term events are also expected to impact the Company’s Q3 and Q4 performance, including higher than normal physician turnover at a Northeast fertility center, the departure of two Vein Care physicians in late July and the temporary closing of three embryology labs, one due to flooding and others for previously unplanned maintenance.  IntegraMed estimates that these factors will reduce revenue by approximately $0.3 million in Q3 ‘10 and by approximately $2 million in Q4 ’10.  Given the relatively high fixed costs associated with IntegraMed’s businesses, revenue disruptions such as these have an amplified effect on bottom-line performance.

Net income is now expected to decline by approximately 11% and 36% in Q3 and Q4 2010, respectively, versus the prior year quarters, reflecting the revenue disruptions and vein clinic start-up costs.  Reported EPS results will also reflect dilution related to the sale of 2.8 million shares in February of this year.

Jay Higham, CEO, commented, “In updating forecasts for the second half of 2010, the substantial startup costs we are incurring to open ten Vein Clinics over the span of a few months, combined with some unforeseen operational developments, are having a greater than expected impact on our results, bringing contribution and net income temporarily below year-ago levels and investor expectations.  Accordingly, we are updating our shareholders on these developments as soon as practicable.

“Despite these near-term costs and concentration of revenue impacts, we are very confident in our long-term expectations for growth and improved financial performance based on our industry leadership and healthy cash flow generation.  Our optimism is confirmed in our expected results, which if adjusted to eliminate start up costs and revenue disruptions, would have solidly exceeded year ago levels.

“We also remain firmly committed to our growth plans for both fertility and vein care, given the financial returns we are able to achieve in these businesses as we gain scale.  Vein clinics have very attractive financial metrics and generally reach their breakeven point within nine months of opening, delivering strong returns thereafter.  We also see substantial opportunity for growing our fertility business through additional contract acquisitions as physicians continue to look for ways to overcome challenges being posed by an increasingly complex marketplace.  However, with a tempering in fertility industry growth rates, we felt it prudent to revise our deal terms for prospective acquisitions, an action that has played a role in prolonging our dialogues.  Having been in this business for 25 years, we have seen similar market fluctuations before and remain confident that as we move into next year we will find a stronger reception to the operational and financial value and that we provide.”

John Hlywak, CFO, added, “Though we have previously experienced all of the above factors, what is unusual this time around is the concentrated timing and resulting financial impact of these events.  Physician turnover is a normal occurrence, embryology labs periodically close down for maintenance and we have been growing our footprint of Attain Center and VCA Clinics for some time.  All of these are short-term issues that we have handled in the past and expect to resolve in 2011.  In the interim, we have actively pursued a range of cost reduction initiatives that will not affect our planned growth but will help offset these issues.

“We continue to believe the new clinic openings will have a positive contribution starting in mid 2011 as they get up and running.  In fact, our recent experiences with new clinics have been very favorable.  The rationale for expanding our footprint of vein clinics remains very sound and represents a significant growth opportunity for our business in the coming years.“

About IntegraMed America, Inc.
IntegraMed is a leader in developing, marketing and managing specialty outpatient healthcare facilities, with current focus on the fertility and vein care markets.  IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management, quality assurance, and fertility treatment financing programs.  IntegraMed’s Attain Fertility Centers network is the nation’s largest, with 14 company-managed partner centers and 27 affiliate centers, comprising over 125 locations across 34 states and the District of Columbia.  Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed Attain Fertility Center.    The IntegraMed Vein Clinic network is the leading provider of specialty vein care services in the U.S., operating 36 centers across 13 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit:

www.integramed.com for investor background,
www.attainfertility.com for fertility, or
www.veinclinics.com for vein care

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties.  Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.  All information in this press release is as of September 30, 2010 and IntegraMed undertakes no duty to update this information.

CONTACT:
Investors:	Media/Investors:
John W. Hlywak, Jr., CFO	Norberto Aja, David Collins
IntegraMed America, Inc.	Jaffoni & Collins Incorporated
jhlywak@integramed.com	inmd@jcir.com
914-251-4143	212-835-8500